Exhibit 4.16

Restricted Stock Unit Purchase Agreement

ICEWEB, INC.
RESTRICTED STOCK UNIT PURCHASE AGREEMENT

This Restricted Stock Unit Purchase Agreement (the “Agreement”) is made as of June XX, 2010 by and between IceWEB, Inc., a Delaware corporation (the “Company”), and ___________________________________________________________(the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1.           Definition of Restricted Stock Unit.  For purposes of this agreement each Restricted Stock Unit (“Unit”) is defined as one (1) shares of the Company’s Common Stock (the “Shares”) and a warrant (the “Warrants”) to purchase an additional 0.50 shares of our common stock.  The Warrants have a term of twelve (12) months, with an exercise price of $0.40/share.  The Warrant is callable by the Company in the event the closing price of the Company’s Common Stock on the OTCBB exchange closes above $0.50/share for ten (10) consecutive trading days.

2.           Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company on the Closing (as defined below) ______________________________________________(the “Units”) at a price of $0.20 per unit (the “Purchase Price”), _____________ Units for an aggregate purchase price of $___________ (__________) dollars.

3.           Closing. The purchase and sale of the Units shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and the Purchaser. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, the Purchaser shall deliver the aggregate Purchase Price set forth above to the Company by wire transfer, check or any other method of payment permissible under applicable law and approved by the Company’s Board of Directors (or any combination of such methods of payment), and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of the Purchaser, reflecting the Shares, and an executed Warrant agreement.

4.           Restrictions on Transfer.

A.           Investment Representations and Legend Requirements. The Purchaser hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

5.           Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

6.           Representations and Warranties of the Company.

A.           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

B.           Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, and the Shares will be fully paid and nonassessable, free and clear of all liens, charges, encumbrances, security interests, right of first refusals, preemptive rights or other restriction of any kind (“Liens”).  The issuance of the Shares is not subject to any preemptive or similar rights to subscribe for or purchase securities.

C.           SEC Reports; Financial Statements.  The Company has filed all reports and proxy statements required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and such financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) applied on a consistent basis during the periods involved (except as may be otherwise specified in such financial statements or the notes thereto, or in the case of unaudited financial statements, to the extent they may exclude footnotes or may be condensed or summary footnotes or statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

D.           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, there has been no event, occurrence or development known to the Company that, individually or in the aggregate, has had or that could reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of this Agreement, or (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company does not have pending before the Commission any request for confidential treatment of information.

E.           Certain Registration Matters. Assuming the accuracy of the Purchaser’s representations and warranties set forth on Exhibit A, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under this Agreement.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of Common Stock by any form of general solicitation or general advertising.  The Company has offered the Common Stock for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

F.           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market, the NASDAQ Global Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading (each, a “Trading Market”) to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market.

7.           Covenants and Agreements of the Company.

A.           Furnishing of Information.  As long as the Purchaser owns any Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns any Shares, but only until all such Shares may be sold under Rule 144, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 such information as is required for the Purchaser to sell such Shares under Rule 144. The Company further covenants that it will take such further action as any holder of any Shares may reasonably request, all to the extent required from time to time to enable such person to sell any of such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

B.           Listing of Common Stock.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing of its Common Stock on the Trading Market on which the Common Stock is currently listed or quoted, and as soon as reasonably practicable after the date hereof to list all of the Shares on such Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable in the opinion of the Purchaser to cause all of the Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Trading Market on which the Common Stock is currently listed or quoted and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.  This Section shall not apply if the Company ceases to have a publicly traded class of securities as a result of an acquisition.

C.           Other.  If at any time within 6 months after the Closing, the Company files a registration statement with the Commission to register any of its shares of Common Stock, the Company agrees to provide the Purchaser with at least 15 business days' prior notice thereof, and at the election of the Purchaser and at the Company's expense, the Company shall include the Shares within such registration statement and register the Shares.  In that event, the parties agree to cooperate with one another and to execute and deliver such usual and customary documentation as may be reasonably required to include the Shares within such registration statement.

8.           Indemnification.  The Company shall indemnify and hold harmless the Purchaser and its heirs, successors and assigns, against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such person may suffer or incur as a result of or relating to any misrepresentation, untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Company contained in this Agreement.  The Company will reimburse any such indemnified party for its reasonable legal and other expenses indemnified by the Company hereunder (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  All rights contained in this Section are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law.  All indemnification rights shall be deemed to apply in favor of the indemnified party’s representatives, affiliates, successors and assigns.

9.           General Provisions.

A.           Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Virginia.

B.           Attorney’s Fees.  Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys’ fees, which shall include a reasonable attorneys’ fee for any appellate proceedings, and expenses, including any accounting expenses and costs.

C.           Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

D.           Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

E.           Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

F.           Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

G.           Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

H.           Purchaser Investment Representations and Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

I.           Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

J.           Rights as Stockholder. Subject to the terms and conditions of this Agreement, the Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that the Purchaser delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as the Purchaser disposes of the Shares.

K.           Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

L.           Reliance on Counsel and Advisors. The Purchaser acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. The Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

M.           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his or her address below.

IceWEB, Inc.

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John R. Signorello
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Chief Executive Officer
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